Exhibit 99.1
Delek US Holdings Reports Third Quarter 2025 Results

•Delek US reported third quarter net income of $178.0 million or $2.93 per share, adjusted net income of $434.2 million or $7.13 per share, adjusted EBITDA of $759.6 million
◦Recognized a $280.8 million benefit related to the reduction in cost of materials and other as a result of being granted Small Refinery Exemptions ("SREs") by the U.S. Environmental Protection Agency ("EPA") for past Renewable Volume Obligation ("RVO") compliance periods
◦Adjusted EBITDA and adjusted net income also include the impact of 50% reduction in RVO for the first nine months, to include any potential 2025 SRE grants, of ~$160million
◦Excluding the above mentioned SRE items, adjusted EBITDA was $318.6 million and adjusted EPS was $1.52 p/s
◦Expect proceeds of ~$400 million related to monetization of historical SRE grants over the next six to nine months
•Further advanced key objectives of Enterprise Optimization Plan ("EOP")
◦Increasing the annual run-rate cash flow improvements guidance from $130 to 170 million to at least $180 million
◦Recognized ~$60 million of improvements in 3Q'25
•Delek Logistics (DKL) is executing well and is set to finish the year in the top half of its full year adjusted EBITDA guidance of $480 to $520 million. DKL's new expected full year guidance range is $500 - $520 million
•Delek US purchased ~$15 million in DK common stock during the quarter
•Paid $15.3 million of dividends and announced regular quarterly dividend of $0.255 per share

BRENTWOOD, Tenn.-- November 7, 2025 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its third quarter ended September 30, 2025.
“We continue to make progress in achieving our Sum of the Parts goals and improving the overall profitability of the company as highlighted by a strong EOP contribution in 3Q'25,” said Avigal Soreq, President and Chief Executive Officer of Delek US. “Our EOP efforts, which are exceeding previous guidance, and clarity on SREs, significantly improve DK's free cash flow generation in the short and the long term. DKL also continues to make progress in strengthening its premier position in the Permian basin as demonstrated by its guidance raise to $500 - $520 million. The new processing plant, ongoing AGI initiatives, and DKL's increasing economic separation from DK are getting us closer to unlocking the full value of our midstream assets."
"Looking ahead, we will continue to execute on our priorities of running safe and reliable operations, making further progress on our Sum of the Parts initiative, improving cash flow generation, and delivering shareholder value while maintaining our financial strength and flexibility," Soreq concluded.

Delek US Results

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share data)	2025	2024	2025	2024
Net income (loss) attributable to Delek	$178.0	$(76.8)	$(101.1)	$(146.6)
Total diluted income (loss) per share	$2.93	$(1.20)	$(1.66)	$(2.29)
Adjusted net income (loss)	$434.2	$(93.0)	$256.7	$(178.5)
Adjusted income (loss) per share	$7.13	$(1.45)	$4.21	$(2.78)
Adjusted EBITDA	$759.6	$70.6	$956.3	$336.8

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Refining Segment
The refining segment Adjusted EBITDA was $696.9 million in the third quarter 2025 compared with $10.2 million in the same quarter last year, which reflects the impacts related to the small refinery exemptions in the third quarter and an increase in refining margin driven by increased crack spreads. During the third quarter 2025, Delek US's benchmark crack spreads were up an average of 46.8% from prior-year levels. Adjusted EBITDA was also impacted favorably by other inventory impacts of $67.5 million and $25.8 million for third quarter 2025 and 2024, respectively.
Logistics Segment
The logistics segment Adjusted EBITDA in the third quarter 2025 was $131.5 million compared with $106.1 million in the prior-year quarter. The increase over last year's third quarter was driven by the impact of the W2W dropdown and incremental contribution due to the H2O Midstream Acquisition on September 11, 2024, the Gravity Acquisition on January 2, 2025, and the increase in wholesale margins.
Shareholder Distributions
On October 29, 2025, the Board of Directors approved the regular quarterly dividend of $0.255 per share that will be paid on November 17, 2025 to shareholders of record on November 10, 2025.
Liquidity
As of September 30, 2025, Delek US had a cash balance of $630.9 million and total consolidated long-term debt of $3,177.3 million, resulting in net debt of $2,546.4 million. As of September 30, 2025, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $6.9 million of cash and $2,288.3 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $624.0 million in cash and $889.0 million of long-term debt, or a $265.0 million net debt position.
Third Quarter 2025 Results | Conference Call Information
Delek US will hold a conference call to discuss its third quarter 2025 results on Friday, November 7, 2025 at 9:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) third quarter 2025 earnings conference call that will be held on Friday, November 7, 2025 at 11:00 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.
The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 63.3% (including the general partner interest) of Delek Logistics Partners, LP at September 30, 2025.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding anticipated performance and financial position; cost reductions; throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; growth; scheduled turnaround activity; projected capital expenditures and investments into our business; liquidity and EBITDA impacts from strategic and intercompany transactions; the performance of our midstream growth initiatives, and the flexibility, benefits and expected returns therefrom; and projected benefits of Delek Logistics' acquisition of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity Water Midstream businesses.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: political or regulatory developments, including tariffs, taxes and changes in governmental policies relating to crude oil, natural gas, refined products

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or renewables; uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding actions by OPEC and non-OPEC oil producing countries impacting crude oil production and pricing; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering, Permian Gathering, H2O Midstream or Gravity businesses following their acquisition; Delek US' ability to realize cost reductions; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; risks and uncertainties with respect to the possible benefits of the retail and H2O Midstream and Gravity transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Midland Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek US adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit), unrealized hedging (gain) loss and intercompany lease impacts;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$630.9	$735.6
Accounts receivable, net	667.2	617.6
Inventories, net of inventory valuation reserves	769.3	893.2
Other current assets	278.4	85.5
Total current assets	2,345.8	2,331.9
Property, plant and equipment:
Property, plant and equipment	5,458.8	4,948.4
Less: accumulated depreciation	(2,227.7)	(2,008.4)
Property, plant and equipment, net	3,231.1	2,940.0
Operating lease right-of-use assets	74.5	92.2
Goodwill	475.3	475.3
Other intangibles, net	409.3	321.6
Equity method investments	419.6	392.9
Other non-current assets	125.3	111.9
Total assets	$7,080.9	$6,665.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,755.2	$1,813.8
Current portion of long-term debt	9.5	9.5
Current portion of operating lease liabilities	30.2	43.2
Accrued expenses and other current liabilities	920.3	649.5
Total current liabilities	2,715.2	2,516.0
Non-current liabilities:
Long-term debt, net of current portion	3,167.8	2,755.7
Obligation under Inventory Intermediation Agreement	331.2	408.7
Environmental liabilities, net of current portion	31.3	33.3
Asset retirement obligations	33.0	24.7
Deferred tax liabilities	213.9	214.8
Operating lease liabilities, net of current portion	47.0	54.8
Other non-current liabilities	96.7	82.6
Total non-current liabilities	3,920.9	3,574.6
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 77,567,217 shares and 80,127,994 shares issued at September 30, 2025 and December 31, 2024, respectively	0.8	0.8
Additional paid-in capital	1,241.5	1,215.9
Accumulated other comprehensive loss	(4.2)	(4.1)
Treasury stock, 17,575,527 shares, at cost, at September 30, 2025 and December 31, 2024, respectively	(694.1)	(694.1)
Retained earnings	(363.1)	(205.7)
Non-controlling interests in subsidiaries	263.9	262.4
Total stockholders’ equity	444.8	575.2
Total liabilities and stockholders’ equity	$7,080.9	$6,665.8

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
($ in millions, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues	$2,887.0	$3,042.4	$8,293.5	$9,478.5
Cost of sales:
Cost of materials and other	2,165.7	2,788.7	6,980.2	8,547.1
Operating expenses (excluding depreciation and amortization presented below)	227.8	181.4	648.7	580.3
Depreciation and amortization	95.8	92.5	278.4	259.6
Total cost of sales	2,489.3	3,062.6	7,907.3	9,387.0
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	3.5	3.7	7.0	5.7
General and administrative expenses	76.8	70.4	214.9	191.6
Depreciation and amortization	5.5	5.6	18.3	18.6
Asset impairment	16.3	9.2	16.3	31.3
Other operating (income) expense, net	(0.1)	12.8	(6.7)	(67.6)
Total operating costs and expenses	2,591.3	3,164.3	8,157.1	9,566.6
Operating income (loss)	295.7	(121.9)	136.4	(88.1)
Interest expense, net	93.1	78.8	263.1	244.1
Income from equity method investments	(31.2)	(25.1)	(66.7)	(77.4)
Other (income) expense, net	(1.2)	(0.5)	3.4	(1.1)
Total non-operating expense, net	60.7	53.2	199.8	165.6
Income (loss) from continuing operations before income tax expense (benefit)	235.0	(175.1)	(63.4)	(253.7)
Income tax expense (benefit)	39.9	(40.3)	(11.0)	(56.7)
Income (loss) from continuing operations, net of tax	195.1	(134.8)	(52.4)	(197.0)
Discontinued operations:
(Loss) income from discontinued operations; including gain on sale of discontinued operations	(0.4)	95.4	(1.8)	107.8
Income tax (benefit) expense	(0.1)	28.1	(0.4)	29.6
(Loss) income from discontinued operations, net of tax	(0.3)	67.3	(1.4)	78.2
Net income (loss)	194.8	(67.5)	(53.8)	(118.8)
Net income attributed to non-controlling interests	16.8	9.3	47.3	27.8
Net income (loss) attributable to Delek	$178.0	$(76.8)	$(101.1)	$(146.6)
Basic income (loss) per share:
Income (loss) from continuing operations	$2.96	$(2.25)	$(1.64)	$(3.51)
Income (loss) from discontinued operations	—	1.05	$(0.02)	$1.22
Total basic income (loss) per share	$2.96	$(1.20)	$(1.66)	$(2.29)

Diluted income (loss) per share:
Income (loss) from continuing operations	$2.93	$(2.25)	$(1.64)	$(3.51)
Income (loss) income from discontinued operations	—	1.05	$(0.02)	$1.22
Total diluted income (loss) per share	$2.93	$(1.20)	$(1.66)	$(2.29)
Weighted average common shares outstanding:
Basic	60,190,054	64,063,609	60,930,537	64,099,700
Diluted	60,944,900	64,063,609	60,930,537	64,099,700

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Delek US Holdings, Inc.
Condensed Consolidated Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Cash provided by (used in) operating activities - continuing operations	$44.3	$(22.1)	$34.4	$78.9
Cash (used in) provided by operating activities - discontinued operations	(0.3)	0.5	(1.4)	17.8
Net cash provided by (used in) operating activities	44.0	(21.6)	33.0	96.7
Cash flows from investing activities:
Cash used in investing activities - continuing operations	(103.4)	(298.4)	(581.0)	(387.4)
Cash provided by investing activities - discontinued operations	—	376.8	—	361.7
Net cash (used in) provided by investing activities	(103.4)	78.4	(581.0)	(25.7)
Cash flows from financing activities:
Cash provided by financing activities - continuing operations	74.8	322.9	443.3	144.4
Net cash provided by financing activities	74.8	322.9	443.3	144.4
Net increase (decrease) in cash and cash equivalents	15.4	379.7	(104.7)	215.4
Cash and cash equivalents at the beginning of the period	615.5	657.9	735.6	822.2
Cash and cash equivalents at the end of the period	630.9	1,037.6	630.9	1,037.6
Less cash and cash equivalents of discontinued operations at the end of the period	—	—	—	—
Cash and cash equivalents of continuing operations at the end of the period	$630.9	$1,037.6	$630.9	$1,037.6

Working Capital Impacts Included in Cash Flows from Operating Activities from Continuing Operations
($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(Unfavorable) favorable cash flow working capital changes (1)	$(105.6)	$30.0	$(28.7)	$110.3

(1) Includes obligations under the inventory intermediation agreement.

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Significant Transactions During the Quarter Impacting Results:
Small Refinery Exemptions
In the third quarter of 2025, the United States Environmental Protection Agency ("EPA") announced its decisions on the backlog of 175 Small Refinery Exemption ("SRE") petitions from refineries seeking an exemption from their Renewable Fuel Standard obligations. Delek fully complied with Renewable Identification Number (“RIN”) obligations for all years, incurring significant costs to finance our compliance.
EPA granted Delek full and partial exemptions for substantially all of our 20 petitions for the 2019-2024 calendar years. Because RINs are valid for a one-year period, a majority of the refunded RINs were expired and therefore had no value, and are the subject of ongoing litigation. The valid RINs received from prior year SREs resulted in a reduction of our Consolidated Net RIN Obligation and therefore a reduction within Cost of materials and other of approximately $280.8 million in the third quarter of 2025.
Impairment Charges
We review investments held at cost and long-lived assets quarterly for indicators of impairment. During the three months ended September 30, 2025, we recorded an $16.3 million ($12.6 million, after-tax) of impairment primarily related to software development costs.
Transaction Costs
We incurred $0.9 million ($0.7 million after-tax) of additional transaction related costs in connection with the previously announced acquisition of interests in H2O Midstream Intermediate, LLC, H2O Midstream Permian LLC, and H2O Midstream LLC (the "H2O Midstream Acquisition"), intercompany agreement amendments and acquisition of interests in Gravity Water Intermediate Holdings LLC ("Gravity Acquisition") during the three months ended September 30, 2025.
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the third quarter 2025, we recorded restructuring costs totaling $34.1 million ($26.4 million after-tax) associated with our business transformation. Restructuring costs of $26.1 million are recorded in general and administrative expenses, $7.5 million are included in operating expenses, and $0.5 million are included in cost of materials and other in our condensed consolidated statements of income.
General and Administrative Expenses
Excluding transaction costs and restructuring costs, general and administrative expenses were $49.8 million for the three months ended September 30, 2025.
DPG Dropdown
On May 1, 2025, we transferred the Delek Permian Gathering ("DPG") purchasing and blending activities to Delek Logistics (the "DPG Dropdown”). The operating results of DPG are now reported in our Logistics segment, while previously recorded in the Refining segment. The dropdown has no impact to Delek US consolidated results as these amounts eliminate in consolidation.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a first-in, first-out basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Intercompany Leases
As a result of amendments to intercompany lease agreements in August 2024, we had to reassess lease classification for the agreements that contain leases under Accounting Standards Codification 842. As a result of these lease assessments, certain of these agreements met the criteria to be accounted for as sales-type leases for Delek Logistics and finance leases for the Refining segment. Therefore, portions of the minimum volume commitments under these agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues in the Logistics segment. Similarly, these minimum volume commitments were previously recorded as costs of sales for the Refining segment, as the underlying lease was reclassified from an operating lease to a finance lease, and these payments are now recorded as interest

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expense and reductions in the lease liability. These accounting changes have no impact to the Delek US consolidated results as these amounts eliminate in consolidation.

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Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2025	2024	2025	2024

Reported net income (loss) attributable to Delek US	$178.0	$(76.8)	$(101.1)	$(146.6)
Adjusting items (1)
Inventory and other LCM valuation (benefit) loss	39.1	0.2	39.2	(10.5)
Tax effect	(8.8)	—	(8.8)	2.4
Inventory and other LCM valuation (benefit) loss, net	30.3	0.2	30.4	(8.1)
Other inventory impact	67.5	25.8	135.6	39.0
Tax effect	(15.2)	(5.8)	(30.5)	(8.8)
Other inventory impact, net (2)	52.3	20.0	105.1	30.2
Business interruption insurance and settlement recoveries	—	—	—	(10.6)
Tax effect	—	—	—	2.4
Business interruption insurance and settlement recoveries, net	—	—	—	(8.2)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(5.8)	(8.0)	(1.1)	1.1
Tax effect	1.3	1.8	0.2	(0.2)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	(4.5)	(6.2)	(0.9)	0.9
Transaction related expenses	0.9	20.9	8.3	20.9
Tax effect	(0.2)	(4.7)	(1.9)	(4.7)
Transaction related expenses, net (2)	0.7	16.2	6.4	16.2
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation	18.3	(2.6)	25.7	3.7
Tax effect	(4.1)	0.6	(5.8)	(0.8)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation, net (3)	14.2	(2.0)	19.9	2.9
Restructuring costs	34.1	33.7	68.0	59.5
Tax effect	(7.7)	(7.6)	(15.3)	(13.4)
Restructuring costs, net (2)	26.4	26.1	52.7	46.1
Renewable volume obligation short related to small refinery exemptions(5)	160.2	—	160.2	—
Tax effect	(36.0)	—	(36.0)	—
Renewable volume obligation short related to small refinery exemptions, net	124.2	—	124.2	—
Property settlement	—	—	—	(53.4)
Tax effect	—	—	—	12.0
Property settlement, net	—	—	—	(41.4)
Gain on sale of Retail Stores	—	(98.4)	—	(98.4)
Tax effect	—	27.9	—	27.9
Gain on sale of Retail Stores, net	—	(70.5)	—	(70.5)
Impairment of investments held at cost and other assets	16.3	—	24.9	—
Tax effect	(3.7)	—	(5.6)	—
Impairment of investments held at cost and other assets, net(2)	12.6	—	19.3	—
DPG inventory adjustment	—	—	0.9	—
Tax effect	—	—	(0.2)	—
DPG inventory adjustment, net (4)	—	—	0.7	—
Total Adjusting items (1)	256.2	(16.2)	357.8	(31.9)
Adjusted net income (loss)	$434.2	$(93.0)	$256.7	$(178.5)

10 |

(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
(5) Starting with the third quarter of 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation as of September 30, 2025 assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended September 30,		Nine Months Ended September 30,
$ per share (unaudited)	2025	2024	2025	2024

Reported diluted net income (loss) per share	$2.93	$(1.20)	$(1.66)	$(2.29)
Adjusting items, after tax (per share) (1) (2)
Net inventory and other LCM valuation (benefit) loss	0.50	—	0.50	(0.13)
Other inventory impact (3)	0.86	0.31	1.72	0.47
Business interruption insurance and settlement recoveries	—	—	—	(0.13)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.07)	(0.10)	(0.01)	0.01
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (4)	0.22	(0.03)	0.32	0.05
Transaction related expenses (3)	0.01	0.25	0.11	0.25
Restructuring costs (3)	0.43	0.41	0.86	0.73
Renewable volume obligation short related to small refinery exemptions (6)	2.04	—	2.04	—
Property settlement	—	—	—	(0.65)
Gain on sale of Retail Stores	—	(1.09)	—	(1.09)
Impairment of investments held at cost and other assets (3)	0.21	—	0.32	—
DPG inventory adjustment, net (5)	—	—	0.01	—
Total Adjusting items (1)	4.20	(0.25)	5.87	(0.49)
Adjusted net income (loss) per share	$7.13	$(1.45)	$4.21	$(2.78)
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(5) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
(6) Starting with the third quarter of 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation as of September 30, 2025 assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

11 |

Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2025	2024	2025	2024
Reported net income (loss) attributable to Delek US	$178.0	$(76.8)	$(101.1)	$(146.6)
Add:
Interest expense, net	93.1	78.8	263.1	244.2
Income tax benefit	39.8	(12.2)	(11.4)	(27.1)
Depreciation and amortization	101.3	99.9	296.7	287.2
EBITDA attributable to Delek US	412.2	89.7	447.3	357.7
Adjusting items
Net inventory and other LCM valuation (benefit) loss	39.1	0.2	39.2	(10.5)
Other inventory impact (1)	67.5	25.8	135.6	39.0
Business interruption insurance and settlement recoveries	—	—	—	(10.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(5.8)	(8.0)	(1.1)	1.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	18.3	(2.6)	25.7	3.7
Transaction related expenses (1)	0.9	20.9	8.3	20.9
Restructuring costs (1)	34.1	33.7	68.0	59.5
Renewable volume obligation short related to small refinery exemptions(4)	160.2	—	160.2	—
Property settlement	—	—	—	(53.4)
Gain on sale of Retail Stores	—	(98.4)	—	(98.4)
Impairment of investments held at cost and other assets(1)	16.3	—	24.9	—
DPG inventory adjustment (3)	—	—	0.9	—
Net income attributable to non-controlling interest	16.8	9.3	47.3	27.8
Total Adjusting items	347.4	(19.1)	509.0	(20.9)
Adjusted EBITDA	$759.6	$70.6	$956.3	$336.8
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the third quarter of 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation as of September 30, 2025 assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

12 |

Reconciliation of Income (Loss) from Continuing Operations, Net of Tax to Adjusted EBITDA from Continuing Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2025	2024	2025	2024
Reported income (loss) from continuing operations, net of tax	$195.1	$(134.8)	$(52.4)	$(197.0)
Add:
Interest expense, net	93.1	78.8	263.1	244.1
Income tax benefit	39.9	(40.3)	(11.0)	(56.7)
Depreciation and amortization	101.3	98.1	296.7	278.2
EBITDA attributable to Delek US	429.4	1.8	496.4	268.6
Adjusting items
Net inventory and other LCM valuation (benefit) loss	39.1	0.2	39.2	(10.5)
Other inventory impact (1)	67.5	25.8	135.6	39.0
Business interruption insurance and settlement recoveries	—	—	—	(10.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(5.8)	(8.0)	(1.1)	1.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	18.3	(2.6)	25.7	3.7
Transaction related expenses (1)	0.9	11.5	8.3	11.5
Restructuring costs (1)	34.1	33.7	68.0	59.5
Renewable volume obligation short related to small refinery exemptions(4)	160.2	—	160.2	—
Property settlement	—	—	—	(53.4)
Impairment of investments held at cost and other assets(1)	16.3	—	24.9	—
DPG inventory adjustment (3)	—	—	0.9	—
Total Adjusting items	330.6	60.6	461.7	40.3
Adjusted EBITDA from continuing operations	$760.0	$62.4	$958.1	$308.9
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the third quarter of 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation as of September 30, 2025 assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

13 |

Reconciliation of Income (Loss) from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2025	2024	2025	2024
Reported (loss) income from discontinued operations, net of tax	$(0.3)	$67.3	$(1.4)	$78.2
Add:
Interest expense, net	—	—	—	0.1
Income tax (benefit) expense	(0.1)	28.1	(0.4)	29.6
Depreciation and amortization	—	1.8	—	9.0
EBITDA attributable to discontinued operations	(0.4)	97.2	(1.8)	116.9
Adjusting items
Transaction costs	—	9.4	—	9.4
Gain on sale of Retail Stores	—	(98.4)	—	(98.4)
Total Adjusting items	—	(89.0)	—	(89.0)
Adjusted EBITDA from discontinued operations	$(0.4)	$8.2	$(1.8)	$27.9

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Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA from Continuing Operations
	Three Months Ended September 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$464.1	$102.0	$566.1	$(136.7)	$429.4
Adjusting items
Net inventory and other LCM valuation (benefit) loss	39.1	—	39.1	—	39.1
Other inventory impact (1)	67.5	—	67.5	—	67.5
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(5.8)	—	(5.8)	—	(5.8)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	—	—	—	18.3	18.3
Transaction related expenses (1)	—	0.6	0.6	0.3	0.9
Restructuring costs (1)	0.7	—	0.7	33.4	34.1
Renewable volume obligation short related to small refinery exemptions (5)	160.2	—	160.2	—	160.2
Intercompany lease impacts (1)	(28.9)	26.1	(2.8)	2.8	—
Impairment of investments held at cost and other assets (1)	—	2.8	2.8	13.5	16.3
Total Adjusting items	232.8	29.5	262.3	68.3	330.6
Adjusted Segment EBITDA from continuing operations	$696.9	$131.5	$828.4	$(68.4)	$760.0

	Three Months Ended September 30, 2024
$ in millions (unaudited)	Refining (3)	Logistics	Segment Total	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$12.8	$68.6	$81.4	$(79.6)	$1.8
Adjusting items
Net inventory and other LCM valuation (benefit) loss	0.2	—	0.2	—	0.2
Other inventory impact (1)	25.8	—	25.8	—	25.8
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(8.0)	—	(8.0)	—	(8.0)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(2.6)	—	(2.6)	—	(2.6)
Transaction related expenses	—	8.6	8.6	2.9	11.5
Restructuring costs	14.1	—	14.1	19.6	33.7
Intercompany lease impacts (1)	(32.1)	28.9	(3.2)	3.2	—
Total Adjusting items	(2.6)	37.5	34.9	25.7	60.6
Adjusted Segment EBITDA from continuing operations	$10.2	$106.1	$116.3	$(53.9)	$62.4

15 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA from Continuing Operations
	Nine Months Ended September 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$543.0	$277.6	$820.6	$(324.2)	$496.4
Adjusting items
Net inventory and other LCM valuation (benefit) loss	39.2	—	39.2	—	39.2
Other inventory impact (1)	135.6	—	135.6	—	135.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.1)	—	(1.1)	—	(1.1)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements and revaluation of the net RINs obligation (2)	(5.5)	—	(5.5)	31.2	25.7
Restructuring costs (1)	1.0	—	1.0	67.0	68.0
Transaction related expenses (1)	—	6.4	6.4	1.9	8.3
Renewable volume obligation short related to small refinery exemptions (5)	160.2	—	160.2	—	160.2
Impairment of investments held at cost and other assets(1)	—	2.8	2.8	22.1	24.9
DPG inventory adjustment (4)	—	0.9	0.9	—	0.9
Intercompany lease impacts (1)	(89.3)	80.5	(8.8)	8.8	—
Total Adjusting items	240.1	90.6	330.7	131.0	461.7
Adjusted Segment EBITDA from continuing operations	$783.1	$368.2	$1,151.3	$(193.2)	$958.1

	Nine Months Ended September 30, 2024
$ in millions (unaudited)	Refining (3)	Logistics	Segment Total	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$135.2	$268.9	$404.1	$(135.5)	$268.6
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(10.5)	—	(10.5)	—	(10.5)
Other inventory impact (1)	39.0	—	39.0	—	39.0
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.1	—	1.1	—	1.1
Unrealized RINs hedging gain (loss) where the hedged item is not yet recognized in the financial statements	3.7	—	3.7	—	3.7
Restructuring costs	36.6	—	36.6	22.9	59.5
Transaction related expenses (1)	—	8.6	8.6	2.9	11.5
Business interruption insurance recoveries	(10.6)	—	(10.6)	—	(10.6)
Property settlement	—	—	—	(53.4)	(53.4)
Intercompany lease impacts (1)	(32.1)	28.9	(3.2)	3.2	—
Total Adjusting items	27.2	37.5	64.7	(24.4)	40.3
Adjusted Segment EBITDA from continuing operations	$162.4	$306.4	$468.8	$(159.9)	$308.9
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2025, we updated our non-GAAP financial measures to include the impact of fair value adjustments to the net RINs obligation under the EPA’s Renewable Fuel Standard to reflect the period end market price of the underlying RINs. The impact to historical non-GAAP financial measures is immaterial.
(3) During the second quarter 2024, we realigned our reportable segments for financial reporting purposes to reflect changes in the manner in which our chief operating decision maker, or CODM, assesses financial information for decision-making purposes. The change represents reporting the operating results of our 50% interest in a joint venture that owns asphalt terminals located in the southwestern region of the U.S. within the refining segment. Prior to this change, these operating results were reported as part of corporate, other and eliminations. While this reporting change did not change our consolidated results, segment data for previous years has been restated and is consistent with the current year presentation.
(4) Starting with the quarter ended June 30, 2025, we updated our non-GAAP financial measures to include the impact of the DPG inventory for price and volume inventory impacts. The impact to historical non-GAAP financial measures is immaterial.

16 |

(5) Starting with the third quarter of 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation as of September 30, 2025 assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation.

17 |

Refining Segment Selected Financial Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	92	92	273	274
Total sales volume - refined product (average barrels per day ("bpd")) (1)	317,587	309,175	309,329	312,075
Total production (average bpd)	309,739	303,882	302,291	302,858

Crude oil	303,811	295,350	293,724	291,042
Other feedstocks	10,350	12,245	12,931	15,727
Total throughput (average bpd)	314,161	307,595	306,655	306,769

Total refining production margin per bbl total throughput	$9.59	$4.88	$7.86	$8.09
Total refining operating expenses per bbl total throughput	$5.43	$5.12	$5.52	$5.34

Total refining production margin ($ in millions)	$277.3	$138.1	$658.0	$680.3
Supply, marketing and other ($ millions) (2)	411.3	10.7	413.3	(88.4)
Total adjusted refining margin ($ in millions)	$688.6	$148.8	$1,071.3	$591.9

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	77.2%	69.4%	73.9%	70.9%
Gulf Coast Sweet crude	5.0%	8.8%	6.7%	7.5%
Local Arkansas crude oil	3.1%	3.2%	3.4%	3.3%
Other	14.7%	18.6%	16.0%	18.3%

Crude utilization (% based on nameplate capacity) (4)	100.6%	97.8%	97.3%	96.4%

Tyler, TX Refinery
Days in period	92	92	273	274
Products manufactured (average bpd):
Gasoline	37,973	35,962	36,199	36,620
Diesel/Jet	33,469	33,647	32,429	32,490
Petrochemicals, LPG, NGLs	2,121	3,429	2,010	2,432
Other	844	93	968	991
Total production	74,407	73,131	71,606	72,533
Throughput (average bpd):
Crude oil	74,948	73,385	72,243	71,671
Other feedstocks	1,144	1,613	1,032	2,641
Total throughput	76,092	74,998	73,275	74,312

Tyler refining production margin ($ in millions)	$79.2	$51.6	$195.3	$224.6
Per barrel of throughput:
Tyler refining production margin	$11.32	$7.48	$9.76	$11.03
Operating expenses	$4.93	$4.61	$5.05	$4.90
Crude Slate: (% based on amount received in period)
WTI crude oil	75.7%	79.2%	74.5%	80.6%
East Texas crude oil	23.8%	19.6%	23.9%	19.0%
Other	0.5%	1.2%	1.6%	0.4%

Capture rate (3)	50.1%	47.8%	48.9%	58.4%
El Dorado, AR Refinery
Days in period	92	92	273	274
Products manufactured (average bpd):
Gasoline	40,320	34,887	38,655	38,350
Diesel/Jet	31,717	29,854	30,229	30,587
Petrochemicals, LPG, NGLs	1,210	1,317	1,058	1,301
Asphalt	7,243	9,046	7,320	8,849
Other	678	993	1,168	1,291
Total production	81,168	76,097	78,430	80,378
Throughput (average bpd):
Crude oil	80,659	75,344	77,089	79,597
Other feedstocks	2,205	2,674	2,952	2,500
Total throughput	82,864	78,018	80,041	82,097

18 |

Refining Segment Selected Financial Information (continued)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
El Dorado refining production margin ($ in millions)	$56.6	$4.7	$121.4	$97.0
Per barrel of throughput:
El Dorado refining production margin	$7.43	$0.66	$5.55	$4.31
Operating expenses	$4.50	$5.01	$4.66	$4.61
Crude Slate: (% based on amount received in period)
WTI crude oil	86.9%	68.3%	79.9%	67.0%
Local Arkansas crude oil	11.9%	12.4%	13.0%	11.9%
Other	1.2%	19.3%	7.1%	21.1%

Capture rate (3)	32.9%	4.2%	27.8%	22.8%
Big Spring, TX Refinery
Days in period	92	92	273	274
Products manufactured (average bpd):
Gasoline	34,163	34,510	33,040	32,925
Diesel/Jet	25,147	26,303	24,041	25,282
Petrochemicals, LPG, NGLs	2,849	5,160	3,630	4,630
Asphalt	2,033	3,176	2,193	2,703
Other	4,544	3,290	4,144	4,290
Total production	68,736	72,439	67,048	69,830
Throughput (average bpd):
Crude oil	68,011	68,746	64,314	65,856
Other feedstocks	2,117	3,817	4,126	4,638
Total throughput	70,128	72,563	68,440	70,494

Big Spring refining production margin ($ in millions)	$70.9	$45.6	$163.4	$181.6
Per barrel of throughput:
Big Spring refining production margin	$10.99	$6.82	$8.74	$9.40
Operating expenses	$7.20	$6.08	$7.33	$6.78
Crude Slate: (% based on amount received in period)
WTI crude oil	75.6%	68.9%	72.8%	70.5%
WTS crude oil	24.4%	31.1%	27.2%	29.5%

Capture rate (3)	50.7%	44.7%	45.4%	51.5%
Krotz Springs, LA Refinery
Days in period	92	92	273	274
Products manufactured (average bpd):
Gasoline	41,867	40,842	41,999	39,557
Diesel/Jet	33,165	32,879	32,801	31,203
Heavy oils	3,864	1,559	3,899	1,773
Petrochemicals, LPG, NGLs	6,532	6,332	6,508	5,665
Other	—	602	—	1,919
Total production	85,428	82,214	85,207	80,117
Throughput (average bpd):
Crude oil	80,193	77,875	80,078	73,918
Other feedstocks	4,884	4,141	4,821	5,948
Total throughput	85,077	82,016	84,899	79,866

Krotz Springs refining production margin ($ in millions)	$70.5	$36.2	$178.0	$177.1
Per barrel of throughput:
Krotz Springs refining production margin	$9.01	$4.80	$7.68	$8.09
Operating expenses	$5.35	$4.82	$5.28	$5.22
Crude Slate: (% based on amount received in period)
WTI Crude	70.7%	61.6%	68.6%	66.1%
Gulf Coast Sweet Crude	18.1%	32.8%	24.4%	28.6%
Other	11.2%	5.6%	7.0%	5.3%

Capture rate (3)	50.4%	42.0%	51.3%	55.3%
(1)     Includes sales to other segments which are eliminated in consolidation.

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(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory, the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations and our 50% interest in a joint venture that owns asphalt terminals. Formally known as Trading & Supply.
(3)    Defined as refining production margin divided by the respective crack spread. See page 21 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	71,802	68,430	68,340	71,576
Refined products pipelines	59,679	55,283	56,442	59,681
SALA Gathering System	9,053	13,886	9,781	12,113
East Texas Crude Logistics System	31,317	35,891	30,462	26,319
Midland Gathering Assets	222,980	185,179	213,750	201,796
Plains Connection System	185,151	188,421	174,446	218,323
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	62,692	75,719	61,157	76,092
Crude oil gathering (average bpd)	153,745	125,123	137,828	124,190
Water disposal and recycling (average bpd)	87,176	123,856	110,575	123,360
Midland Water Gathering System: (2)
Water disposal and recycling (average bpd) (2)(3)	616,484	311,290	674,532	311,290

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	67,439	70,172	67,609	69,246
Big Spring wholesale marketing throughputs (average bpd)(5)	—	22,700	—	60,109
West Texas wholesale marketing throughputs (average bpd)	2,680	6,552	8,058	5,276
West Texas wholesale marketing margin per barrel	$4.50	$3.38	$3.41	$2.85
Terminalling throughputs (average bpd) (6)	145,808	160,849	144,629	152,272
(1) Mcfd - average thousand cubic feet per day.
(2) Consists of volumes of H2O Midstream and Gravity.
(3) Gravity 2025 are from January 2, 2025 through September 30, 2025.
(4) Excludes jet fuel and petroleum coke.
(5) Marketing agreement terminated on August 5, 2024 upon assignment to Delek Holdings.
(6) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

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Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended September 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,756.7	$130.3	$2,887.0	$—	$2,887.0
Inter-segment fees and revenues	85.4	131.0	216.4	(216.4)	—
Total revenues	$2,842.1	$261.3	$3,103.4	$(216.4)	$2,887.0
Cost of sales	2,451.3	210.3	2,661.6	(172.3)	2,489.3
Gross margin	$390.8	$51.0	$441.8	$(44.1)	$397.7

	Three Months Ended September 30, 2024
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,852.6	$99.2	$2,951.8	$—	$2,951.8
Inter-segment fees and revenues (1)	175.2	114.9	290.1	(199.5)	90.6
Total revenues	$3,027.8	$214.1	$3,241.9	$(199.5)	$3,042.4
Cost of sales	3,083.3	168.3	3,251.6	(189.0)	3,062.6
Gross margin	$(55.5)	$45.8	$(9.7)	$(10.5)	$(20.2)

	Nine Months Ended September 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$7,907.3	$386.2	$8,293.5	$—	$8,293.5
Inter-segment fees and revenues	259.9	371.4	631.3	(631.3)	—
Total revenues	$8,167.2	$757.6	$8,924.8	$(631.3)	$8,293.5
Cost of sales	7,847.7	595.3	8,443.0	(535.7)	7,907.3
Gross margin	$319.5	$162.3	$481.8	$(95.6)	$386.2

	Nine Months Ended September 30, 2024
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$8,872.1	$319.4	$9,191.5	$—	$9,191.5
Inter-segment fees and revenues (1)	571.2	411.4	982.6	(695.6)	287.0
Total revenues	$9,443.3	$730.8	$10,174.1	$(695.6)	$9,478.5
Cost of sales	9,506.8	539.1	10,045.9	(658.9)	9,387.0
Gross margin	$(63.5)	$191.7	$128.2	$(36.7)	$91.5
(1) Intercompany fees and sales for the refining segment include revenues of $90.6 million and $287.0 million during the three and nine months ended September 30, 2024, respectively, to the Retail Stores, the operations of which are reported in discontinued operations.

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Pricing Statistics	Three Months Ended September 30,		Nine Months Ended September 30,
(average for the period presented)	2025	2024	2025	2024

WTI — Cushing crude oil (per barrel)	$65.06	$75.28	$66.74	$77.72
WTI — Midland crude oil (per barrel)	$65.76	$75.96	$67.52	$78.75
WTS — Midland crude oil (per barrel)	$64.96	$75.25	$66.83	$77.91
LLS (per barrel)	$67.25	$77.28	$69.20	$80.23
Brent (per barrel)	$68.17	$78.71	$69.91	$81.81

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$22.57	$15.64	$19.96	$18.89
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$21.68	$15.27	$19.24	$18.26
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$17.89	$11.42	$14.98	$14.63

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$1.96	$2.11	$1.96	$2.21
Gulf Coast Ultra-low sulfur diesel (per gallon)	$2.28	$2.24	$2.22	$2.43
U.S. Gulf Coast high sulfur diesel (per gallon)	$2.04	$2.08	$2.00	$1.97
Natural gas (per MMBTU)	$3.07	$2.23	$3.48	$2.23
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2025	2024	2025	2024
Gross margin	$390.8	$(55.5)	$319.5	$(63.5)
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	159.0	145.0	467.6	459.4
Depreciation and amortization	66.9	76.0	205.3	194.8
Refining margin	$616.7	$165.5	$992.4	$590.7
Adjusting items
Net inventory and other LCM valuation loss (benefit)	39.1	0.2	39.2	(10.5)
Other inventory impact (1)	67.5	25.8	135.6	39.0
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(5.8)	(8.0)	(1.1)	1.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	—	(2.6)	(5.5)	3.7
Intercompany lease impacts (1)	(28.9)	(32.1)	(89.3)	(32.1)
Total Adjusting items	71.9	(16.7)	78.9	1.2
Adjusted refining margin	$688.6	$148.8	$1,071.3	$591.9
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

Calculation of Net Debt	September 30, 2025	December 31, 2024
Long-term debt - current portion	$9.5	$9.5
Long-term debt - non-current portion	3,167.8	2,755.7
Total long-term debt	3,177.3	2,765.2
Less: Cash and cash equivalents	630.9	735.6
Net debt - consolidated	2,546.4	2,029.6
Less: DKL net debt	2,281.4	1,870.0
Net debt, excluding DKL	$265.0	$159.6

Investor/Media Relations Contacts:

investor.relations@delekus.com

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

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